Exhibit 99.1

BERKSHIRE HILLS FIRST QUARTER 2009
EARNINGS RELEASE AND CONFERENCE CALL DATES

PITTSFIELD, MA, April 7, 2009 – Berkshire Hills Bancorp (BHLB) will issue its first quarter earnings release after the market closes on Wednesday, April 29, 2009.

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Thursday, April 30, 2009 to discuss the results for the quarter and guidance about expected future results. Information about the conference call follows:

Dial-in:	800-860-2442
Webcast:	www.berkshirebank.com (Investor Relations link)

A telephone replay of the call will be available through May 7, 2009 by calling 877-344-7529 and entering replay passcode: 429322. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

Berkshire Hills Bancorp is headquartered in Pittsfield, Massachusetts. It has $2.7 billion in assets and is the parent of Berkshire Bank — America’s Most Exciting BankSM. The Company provides personal and business banking, insurance, wealth management, and investment services through 48 financial centers in western Massachusetts, northeastern New York, and southern Vermont. Berkshire Bank provides 100% deposit insurance protection, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). For more information, visit www.berkshirebank.com or call 800-773-5601.

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Contact:
David H. Gonci
Corporate Finance Officer
413-281-1973